EXHIBIT 5.6
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
215.981.4000
Fax 215.981.4750

September 26, 2006
VIA SEDAR
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
Manitoba Securities Commission
Ontario Securities Commission
Nova Scotia Securities Commission
Securities Division, Department of Justice, Newfoundland and Labrador
Registrar of Securities, Prince Edward Island
Dear Sirs and Mesdames:
Subject:     Biomira Inc. (the “Corporation”)
We refer to the Short Form Base Shelf Prospectus (the “Prospectus”) of the Corporation dated September 26, 2006. We hereby consent to the reference to our firm name under the heading “Legal Matters” in the Prospectus.
In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
This letter is provided solely for the purpose of assisting you in discharging your responsibilities and should not be relied on by any other person for any other purpose.
Yours truly,
PEPPER HAMILTON LLP

(Signed) “PEPPER HAMILTON LLP”

Philadelphia	Washington, D.C.	Detroit	New York	Pittsburgh

Berwyn	Harrisburg	Orange County	Princeton	Wilmington

www.pepperlaw.com